Exhibit  11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the first quarters of 1996 and 1995 were:

Primary Net Income (Loss) Per Share and Equivalent Share

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                                                                             March 31,      April 2,
The Quarter Ended (In thousands, except per share data)                           1996          1995

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
Income (loss) from continuing operations                                 $       1,848  $     (2,369)
Loss from discontinued operations                                                    0          (112)

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Net income (loss)                                                        $       1,848  $     (2,481)

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Weighted average common shares outstanding                                      24,308         8,773
Weighted average common equivalent shares from stock options                       377             0

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Weighted average common shares and equivalent shares                            24,685         8,773

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Primary net income (loss) per share and equivalent share from (1):
         Continuing operations                                           $        0.07  $      (0.27)
         Discontinued operations                                                  0.00         (0.01)

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Primary net income (loss) per share and equivalent share (1)             $        0.07  $      (0.28)

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Fully Diluted Net Income (Loss) Per Share and Equivalent Share

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Income (loss) from continuing operations                                 $       1,848  $     (2,369)
Loss from discontinued operations                                                    0          (112)

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Net income (loss)                                                                1,848        (2,481)
Debenture interest and issuance costs                                              295           298

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Adjusted net income (loss)                                               $       2,143  $     (2,183)

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Weighted average common shares outstanding                                      24,308         8,773
Weighted average common equivalent shares
         Stock options                                                             380             0
         7% convertible debentures                                                 834           804

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Weighted average common shares and equivalent shares                            25,522         9,577

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Fully diluted net income (loss) per share and equivalent share from (1):
         Continuing operations                                           $        0.07  $      (0.27)
         Discontinued operations                                                  0.00         (0.01)

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Fully diluted net income (loss) per share and equivalent share (1)       $        0.07  $      (0.28)

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

(1) For the first quarters of 1996 and 1995, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.